December 7, 1995



Richard P. Demers
55 North Gate Road
Manchester, NH  03104



                Management Continuity Agreement

Dear Mr. Demers:

     The Board of Directors (the "Board") of EnergyNorth, Inc.

(the "Company") recognizes that, as is the case with many

publicly held corporations, there always exists the possibility of a change of control of the Company.  This possibility and the uncertainty it creates may result in the loss or distraction of members of management of the Company and its subsidiaries to the detriment of the Company and its shareholders.

     The Board considers the establishment, maintenance, and

continuity of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders.  The Board also believes that when a change of control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested advice from management regarding the best interests of the Company and its shareholders without concern that members of management might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring change of control.

     Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of certain members of

management of the Company and to ensure the availability of their disinterested advice, notwithstanding the possibility, threat or occurrence of a change of control.

     Therefore, in order to fulfill the above purposes, the Board has designated you as eligible for severance benefits as set forth below.

1.   Offer:  In order to induce you to remain in the employ of

the Company and to provide continued services to the Company now and in the event that a change of control is imminent or

occurring, this letter agreement (the "Agreement") sets forth severance benefits which the Company offers to pay to you in the event of a termination of your employment (as described in

Section 5 below, excluding a termination for Cause, disability,

death or retirement) subsequent to a Change of Control of the

Company (as defined in Section 4 below).

2.   Operation:  This Agreement shall be effective immediately

upon its execution but, anything in this Agreement to the

contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a

Change of Control while you are still an employee of the Company,

nor shall this Agreement govern or affect your employment

relationship with the Company except as explicitly set forth herein. Upon a Change of Control, if you are still employed by the Company, this Agreement and all of its provisions shall become operative immediately.  If your employment relationship with the Company is terminated before a Change of Control, you shall have no rights or obligations under this Agreement.

3.   Term:  The term of this Agreement shall commence immediately upon the date hereof and continue until December 1, 1997.  At the conclusion of the initial term this Agreement shall be deemed automatically renewed for a two-year term and, unless notice of nonrenewal is furnished by you or by the Company as provided below, shall be automatically renewed in like fashion at the end of that and each succeeding two-year term.  Either party hereto may provide written notice to the other of nonrenewal of this

Agreement, to take effect at the conclusion of any term of this

Agreement but in no event shall such nonrenewal take effect less than two years from the date on which notice is given.  Such notice shall be furnished in accordance with Section 10 of this

Agreement.

4.   Change in Control:  For the purpose of this Agreement, a

"Change of Control" shall mean:

     (1)  The acquisition by any individual, entity or group

[within the meaning of Section 13(d)(3) or 14(d)(2) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")]

(a "Person") of beneficial ownership (within the meaning of Rule

13d-3 promulgated under the Exchange Act) of 20% or more of

either (i) the then outstanding shares of common stock of the

Company (the "Outstanding Company Common Stock") or (ii) the

combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company (excluding an acquisition by virtue of the

exercise of a conversion privilege), (ii) any acquisition by the

Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or

consolidation, if, following such reorganization, merger or

consolidation, the conditions described in clauses (i), (ii) and

(iii) of Subparagraph (3) of this subsection (b) are satisfied;

or

     (2)  Individuals who, as of the date hereof, constitute the

Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's

shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be

considered as though such individual were a member of the

Incumbent Board, but excluding, for this purpose, any such

individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

Exchange Act) or other actual or threatened solicitation of

proxies or consents by or on behalf of a Person other than the

Board; or

     (3)  Approval by the shareholders of the Company of a

reorganization, merger or consolidation, in each case, unless,

following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization,

merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners,

respectively, of the Outstanding Company Common Stock and

Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such

reorganization, merger or consolidation, of the Outstanding

Company Common Stock and Outstanding Company Voting Securities,

as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or

consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common

Stock or Outstanding Company Voting Securities, as the case may

be) beneficially owns, directly or indirectly, 20% or more of,

respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then

outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the

corporation resulting from such reorganization, merger or

consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such

reorganization, merger or consolidation; or

     (4)  Approval by the shareholders of the Company of (i) a

complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than

60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners,

respectively, of the Outstanding Company Common Stock and

Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other

disposition, of the Outstanding Company Common Stock and

Outstanding Company Voting Securities, as the case may be, (B) no

Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the

Outstanding Company Common Stock or Outstanding Company Voting

Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined

voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of

directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent

Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

5.   Termination of Employment:

     a.   Terminations Which Give Rise to Severance Benefits

Under this Agreement.

          i.   Any termination of your employment by action of

the Company except for Cause (as defined below) or any

termination of your employment by you for Good Reason (as defined below) within two years of a Change of Control shall entitle you to the severance benefits set forth in Section 6 of this

Agreement.

          ii.  Good Reason.  If any of the following events

occurs within two years after a Change of Control you may

voluntarily terminate your employment within 30 days of the occurrence of such event and be entitled to the severance benefits set forth in Section 6 of this Agreement:

               (1)  the Company assigns any duties to you which

diminish your position, duties, offices, titles,

responsibilities, reporting requirements or status with the

Company from that in effect immediately prior to a Change of

Control; or

               (2)  the Company reduces your base salary,

including deferrals, as in effect immediately prior to a Change of Control; or

               (3)  the Company discontinues any bonus or other

compensation plans or any other benefit, stock ownership plan,

stock purchase plan, stock option plan, life insurance plan,

health plan, disability plan or similar plan (as the same existed immediately prior to the Change of Control) in which you

participated or were eligible to participate in immediately prior to the Change of Control and in lieu thereof does not make

available plans providing at least comparable benefits; or

               (4)  the Company takes action which adversely

affects your participation in, or eligibility for, or materially reduces your benefits under, any of the plans described in (3)

above, or which deprives you of any material fringe benefit

enjoyed by you immediately prior to the Change of Control, or fails to provide you with the number of paid vacation days to which you were entitled in accordance with normal vacation policy immediately prior to the Change of Control; or

               (5)  the Company requires you to be based at any

office or location other than one within a 50-mile radius of the boundaries of EnergyNorth Natural Gas, Inc.'s franchise territory as such boundaries existed immediately prior to the Change in

Control; or

               (6)  the Company purports to terminate your

employment otherwise than as expressly permitted by this

Agreement; or

               (7)  the Company fails to comply with and satisfy

Section 8, provided that such successor has received at least ten days prior written notice from the Company or you of the

requirements of Section 8.

     You shall have the sole right to determine, in good faith,

whether any of the above events has occurred.  Anything in this

Agreement to the contrary notwithstanding, a termination of

employment by you for any reason during the 30-day period

immediately following the first anniversary of a Change of

Control ("Window Period") shall be deemed to be a termination for

Good Reason for all purposes of this Agreement.

     iii. Notice of Termination.  Any termination by the Company for Cause, or by you without any reason during the Window Period or for Good Reason, shall be communicated by Notice of

Termination to the other party hereto given in accordance with

Section 10.  For purposes of this Agreement, a "Notice of

Termination" means a written notice which (i) indicates the

specific termination provision in this Agreement relied upon,

(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated

and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the

termination date (which date shall be not more than 15 days after the giving of such notice).

          iv.  Date of Termination.  "Date of Termination" means

(A) if your employment is terminated by the Company for Cause, or by you during the Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (B) if your employment is terminated by the Company other than for Cause or disability, the Date of

Termination shall be the date on which the Company notifies you of such termination and (C) if your employment is terminated by reason of death or disability, the Date of Termination shall be the date of your death or the date you are determined to have a disability as provided under Section 5(b) of this Agreement, as the case may be.

               (b)  Terminations Which Do Not Give Rise to

Severance Benefits Under This Agreement.  If your employment is terminated due to Cause, disability, or retirement (as those terms are defined below), you shall not be entitled to severance benefits under this Agreement, regardless of the occurrence of a

Change of Control.

                    (i)  A termination for disability shall have

occurred where you are determined to have a disability under any long-term disability policy of the Company which covers you, or, if none, as defined in the EnergyNorth, Inc. Retirement Plan for

Salaried Employees.

                    (ii) A termination by retirement shall have

occurred where your termination is caused by the fact that you have reached normal retirement age for employees in your

position.

                    (iii)               A termination for Cause

shall have occurred where you are terminated because of:

conviction of a felony or crime involving an act of moral

turpitude, dishonesty, or misfeasance which substantially

interferes with the orderly business of the Company or any of its subsidiaries, action that directly or indirectly causes the

Company or its subsidiaries to suffer substantial loss or damage,

refusal to follow or material neglect of reasonable requests of the Company made pursuant to this Agreement, and conduct that substantially interferes with or damages the standing or

reputation of the Company or any of its subsidiaries.  In the event of termination of employment for Cause, this Agreement and all of the rights and obligations of the parties hereto shall forthwith terminate, except where this Agreement expressly

provides that any provisions survive termination of this

Agreement.

6.   Severance Benefits:

     (a)  Amount of Severance Benefits.  If your employment is

terminated in circumstances described in Section 5(a) of this

Agreement, the Company shall pay you, within ten days of the date such termination takes effect, a lump sum severance benefit in an amount determined with reference to the chart below in this

Subsection (a).  For purposes of this Subsection, "Salary" shall mean the amount of your salary as in effect immediately prior to the Change of Control, including deferrals, plus the average of the previous three years' annual incentive compensation award earned under the EnergyNorth, Inc.  Key Employee Performance and

Equity Incentive Plan.  Any delayed payment shall include

interest at a rate of 150% of the Prime Rate posted by the Bank of Boston.

Number of full years
of employment with                           Amount of
the Company                                  severance benefit

One year                                     1.6 times Salary
Two years                                    1.7 times Salary
Three years                                  1.8 times Salary
Four years                                   1.9 times Salary
Five years or more       The greater of: (a) 2.0 times Salary
                         or (b) 275% of the average aggregate
                         compensation paid by the Company or
                         any of its subsidiaries to you which was includible in your gross income for federal tax purposes for the five tax years ending immediately prior to the Change of Control.

     (b)  Other Benefits Payable.  Except as required by

Subsection (c) below, the severance benefit described in

Subsection (a) above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned by deferred

compensation, rights, options or other benefits which may be owed to you following termination (and not contingent on any Change of

Control preceding such termination), including but not limited to accrued vacation or sick pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.  You may elect to have any life insurance, health plan, disability plan or similar plan which was in effect immediately prior to your termination

extended for a period of one year beyond when your eligibility for such plan would otherwise have ended, provided that (i) you so notify the Company within five days of the Date of Termination and (ii) the cost of extending your eligibility as described above shall be subtracted from the first payment of your

severance benefit.  The "cost" for this purpose shall be deemed to be the most recent rate charged to employees of the Company or its subsidiaries for such benefits.

     (c)  Ceiling on Severance Benefits.  In order to comply with certain provisions of the Internal Revenue Code of 1986, as

amended (the "Code") severance benefits payable under this

Agreement shall be subject to the following ceiling

notwithstanding anything in this Agreement to the contrary:  The

"aggregate present value" of severance benefits payable under this Agreement and of payments to you or for your benefit which would be "parachute payments" if their "aggregate present value"

equalled or exceeded 300% of your "base amount" shall in no event exceed 295% of your "base amount" (within those terms' meaning under Section 280G of the Code).

     It is the intention of the parties to this Agreement that no severance benefits hereunder will be paid to the extent that such benefits (either alone or when aggregated with other benefits paid to you or for your benefit) constitute "excess parachute payments" within the meaning of Section 280G of the Code as

amended from time to time.

     (d)  Payment Obligations Absolute.  Except to the extent set forth in Subsection (c) above, upon a Change of Control the

Company's obligations to pay the severance benefits or make any other payments described in this Section 6 shall be absolute and unconditional and shall not be affected by any circumstances,

including, without limitation, any set-off, counterclaim,

recoupment, defense or other right which the Company or any of its subsidiaries may have against you or anyone else.

     (e)  Legal Fees and Expenses.  The Company agrees to pay to you promptly, as incurred, to the full extent permitted by law,

all legal fees and expenses which you may reasonably incur as a result of any contest (regardless of the outcome thereof) by the

Company, you or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including any contest by you about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the rate of 10%.

7.   Assignability.  This Agreement is binding on and is for the benefit of the parties hereto and their respective successors,

heirs, executors, administrators and other legal representatives.

Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or

affiliate) or by you.

8.   Successor.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or

otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the

Company would be required to perform.  As used in this Agreement,

"Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which

assumes and agrees to perform this Agreement by operation of law,

or otherwise.

9.   Amendment: Waiver.  This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any

provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.  The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

10.  Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to you:

     Richard P. Demers
     55 North Gate Road
     Manchester, NH  03104

     If to the Company:

     Director of Human Resources
     EnergyNorth, Inc.
     1260 Elm Street
     P.O. Box 329
     Manchester, NH  03105-0329

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and

communications shall be effective when actually received by the addressee.

11.  Validity.  The invalidity or unenforceability of any

provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.  If any provision of this Agreement,

or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be

interpreted to be only so broad as is enforceable.

12.  Arbitration.  Any dispute or controversy between the parties relating to this Agreement shall be settled by binding

arbitration in the City of Manchester, State of New Hampshire,

pursuant to the governing rules of the American Arbitration

Association and shall be subject to the provisions of New

Hampshire Revised Statutes Annotated Chapter 542.  Judgment upon the award may be entered in any court of competent jurisdiction.

13.  Withholding.  The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

14.  Entire Agreement.  This Agreement contains the entire

understanding of the Company and you with respect to the subject matter hereof.

15.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflict of law provisions of the State of New Hampshire.

     If the terms of the foregoing Agreement are acceptable to

you, please sign and return to the Company the enclosed copy of this Agreement whereupon this Agreement shall become a valid and legally binding contract between you and the Company.

                                        Very truly yours,

                                        EnergyNorth, Inc.

                                        By:/s/ Robert R. Giordano
                                           Robert R. Giordano,
                                           President and Chief
                                           Executive Officer

                                        Accepted and Agreed as of the
                                        date first above written:

                                        /s/ Richard P. Demers
                                        RICHARD P. DEMERS